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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 13, 2001



                               USOL Holdings, Inc.
             (Exact name of registrant as specified in its charter)



                                     OREGON

                 (State or other jurisdiction of incorporation)

             01-14271                                     93-1197477
     (Commission File Number)                  (IRS Employer Identification No.)

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                             10300 Metric Boulevard
                               Austin, Texas 78758
           (Address of principal executive office, including zip code)

                                 (512) 651-3767
              (Registrant's telephone number, including area code)

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ITEM 2.           Acquisition or Disposition of Assets.

         USOL Holdings, Inc. ("Holdings"), an Oregon corporation, its wholly owned subsidiary USOL, Inc. and USOL, Inc.'s 50% owned subsidiary, U.S. Austin Cable Association I, Ltd. (collectively referred to herein as "USOL"), provide integrated telecommunications services including local telephone, long distance telephone, enhanced calling features and cable television to residents of multifamily apartment complexes and condominiums ("MDUs") in Texas, Oregon, Virginia and Colorado. The services are provided to the tenants in accordance with long-term operating agreements between USOL and the property owners under which the property owners receive royalties from the telecommunication revenues generated from their properties. USOL owns a 98% interest in TheResidentsClub, Inc. ("TRC"), a business that develops private labeled Internet solutions for MDUs and other residential markets.

         As previously disclosed in Holding's report on Form 10-QSB for the quarter ended March 31, 2001 filed with the Securities Exchange Commission on May 15, 2001, TRC received formal notification from its sole customer, GMAC Commercial Mortgage Company ("GMACM"), on April 10, 2001, that GMACM was terminating the Technology and Services Agreement (the "GMAC Agreement") entered into between TRC and GMACM in August 2000. As part of the termination, TRC believed amounts were owed by GMACM to TRC, but GMACM and TRC disagreed on the ultimate amount owed. Since the time at which GMACM delivered the notice to TRC, TRC and GMACM have continued negotiations culminating in an agreement setting forth the terms of the termination of their relationship under the GMAC Agreement. Attached as Exhibit 10.11 is a copy of the Confidential Release and Settlement Agreement (the "Settlement Agreement") dated June 6, 2001, by and among the Company, TRC and GMACM whereby TRC transfers a significant amount of its assets to GMACM in exchange for payment of $6,600,000 and release of certain claims. Those assets transferred by TRC under the Settlement Agreement include substantially all of TRC's hardware and software. Although the Settlement Agreement is dated June 6, 2001, closing of the Settlement Agreement was delayed until July 13, 2001 (the "Actual Closing Date") due to continued negotiations on the Bill of Sale (as defined in the Settlement Agreement). Due to offsets of amounts paid by GMACM to release liens on certain TRC assets and a $300,000 adjustment to reflect amounts previously paid to TRC by GMACM, on the Actual Closing Date, pursuant to the Settlement Agreement, GMACM paid TRC the amount of $6,053,778.57. The total consideration received by TRC in exchange for the assets transferred and the settlement of disputes related to the GMAC Agreement was determined through negotiations by and among GMACM, USOL and TRC. Approximately $5,600,000 of the proceeds received by TRC have been used to pay off the balance, including interest, on a loan made to TRC from Newman Financial Services, an entity related to GMACM, that became payable as a result of this settlement.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         USOL Holdings, Inc.
                                         (Registrant)



Date:  July 30, 2001                     By:   /s/ Jim Livingston
                                               ---------------------------------
                                               Jim Livingston, CEO and President